Exhibit 10.21
WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT
          THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 16, 2009, by and among WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent (“Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto and REALPAGE, INC., a Delaware corporation (the “Borrower”).
          WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of September 3, 2009 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);
          WHEREAS, Borrower has informed Agent that (a) Borrower has entered into that certain Asset Purchase Agreement dated as of September 9, 2009, among Borrower, EverGreen Solutions, Inc. (“Evergreen”) and Georgianna Oliver (the “Evergreen Purchase Agreement”) pursuant to which Borrower has acquired substantially all of the assets of Evergreen (such acquisition, the “Evergreen Acquisition”) and (b) Borrower intends to enter into that certain Stock Purchase Agreement dated as of September 14, 2009, among Borrower, A.L. Wizard, Inc. (“Wizard”) and the stockholders of Wizard party thereto (the “Wizard Purchase Agreement”) pursuant to which Borrower shall acquire all of the Stock of Wizard (such acquisition, the “Wizard Acquisition”);
          WHEREAS, Events of Default have occurred and are continuing under Section 8.2(a) of the Credit Agreement as a result of Borrower’s failure to (i) satisfy the requirements set forth in clauses (c), (d), and (g) of the definition of “Permitted Acquisition” in Schedule 1.1 of the Credit Agreement prior to consummating the Evergreen Acquisition and (ii) deliver notice to Agent and Lenders of the event described in clause (i) above pursuant to Schedule 5.1(j) of the Credit Agreement (the “Existing Defaults”);
          WHEREAS, Events of Default shall occur and be continuing under Section 8.2(a) of the Credit Agreement in the event Borrower consummates the Wizard Acquisition as a result of Borrower’s failure to satisfy the requirements set forth in clause (g) of the definition of “Permitted Acquisition” in Schedule 1.1 of the Credit Agreement (the “Potential Default” and, together with the Existing Defaults, the “Existing and Potential Defaults”); and
          WHEREAS, Borrower has requested that Agent and the Lenders (a) waive the Existing and Potential Defaults and deem the Evergreen Acquisition and the Wizard Acquisition to be Permitted Acquisitions notwithstanding the Existing and Potential Defaults and (b) amend the Credit Agreement in certain respects in connection with the consummation of the Evergreen Acquisition and the Wizard Acquisition.
          NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
          2. Waiver. Subject to the terms and conditions set forth herein, Agent and Lenders hereby waive the Existing and Potential Defaults, and agree to treat the Evergreen Acquisition and the Wizard Acquisition as Permitted Acquisitions notwithstanding the Existing and Potential Defaults. The foregoing waiver shall not constitute (i) a waiver of, or consent to, any other breach of, or any other Event of Default under, the Credit Agreement or any other Loan Document or (ii) except as expressly set forth herein, a waiver, release or limitation upon the exercise by Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.
          3. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, Schedules P-1, 4.1(c), 4.6(a), 4.6(b), 4.6(c), 4.6(d), 4.7(b), 4.13, 4.15, 4.17, 4.19, 4.25 and 4.27 to the

Credit Agreement are replaced with Schedules P-1, 4.1(c), 4.6(a), 4.6(b), 4.6(c), 4.6(d), 4.7(b), 4.13, 4.15, 4.17, 4.19, 4.25 and 4.27 attached hereto.
          4. Covenants. Borrower hereby agrees, on or before the applicable time periods contained therein, to deliver such other documents, agreements and instruments required to be delivered to Agent pursuant to Section 5.11 of the Credit Agreement or as may be reasonably required by Agent pursuant to Section 5.12 of the Credit Agreement in connection with the Evergreen Acquisition and the Wizard Acquisition, each in form and substance reasonably satisfactory to Agent and Lenders.
          5. Continuing Effect. Except as expressly set forth in Section 2 and Section 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
          6. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.
          7. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
          (a) Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties;
          (b) Agent shall have received such documents, agreements and instruments as may be reasonably required by Agent in connection with this Amendment, each in form and substance reasonably satisfactory to Agent; and
          (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment (other than the Existing and Potential Defaults before giving effect to this Amendment).
          8. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders, both before and after giving effect to this Amendment:
          (a) All representations and warranties contained in the Loan Documents to which such Loan Party is a party are true and correct in all material respects on and as of the date of this Amendment (except to the extent any representation or warranty expressly related to an earlier date and except to the extent that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof);
          (b) Borrower has delivered to Agent a complete and correct copy of the Evergreen Purchase Agreement and the Wizard Purchase Agreement and the other material documents relative to the Evergreen Acquisition and the Wizard Acquisition, including all schedules and exhibits thereto;
          (c) No Default or Event of Default has occurred and is continuing (other than the Existing and Potential Defaults before giving effect to this Amendment); and

          (d) This Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.
          9. Miscellaneous.
          (a) Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.
          (b) Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
          (c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
          10. Release.
          (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
          (b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

REALPAGE, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Troy V. Erickson
	Name:	Troy V. Erickson
	Title:	Vice President

COMERICA BANK, a Texas Banking Association, as a Lender

By:	/s/ David Whiting
	Name:	David Whiting
	Title:	Senior Vice President

Signature Page to Waiver and First Amendment to Credit Agreement

CONSENT AND REAFFIRMATION
     Each Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Waiver and First Amendment to Credit Agreement (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amendment), (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment (including Section 10 thereof); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other such Loan Document. Each Guarantor hereby agrees that the Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by such Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

OPSTECHNOLOGY, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	Vice President and Treasurer

MULTIFAMILY INTERNET VENTURES, LLC, a California limited liability company

By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	Vice President and Treasurer

STARFIRE MEDIA, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	Treasurer

REALPAGE INDIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	Treasurer